UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

DST Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-14036	43-1581814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West 11 Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (816) 435-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2018, DST Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SS&C Technologies Holdings, Inc., a Delaware corporation (“Parent”), and Diamond Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares to be canceled or converted into shares of the Surviving Corporation, (ii) Company Options, shares of Company RSUs and Company Performance Stock Units, in each case, as defined in the Merger Agreement, and (iii) any shares of Common Stock held by any holder who has not voted in favor of the Merger and who is entitled to demand and properly demands appraisal of such Common Stock under Delaware law) shall be converted into the right to receive $84.00 in cash, without interest (the “Merger Consideration”).

Consummation of the Merger is subject to certain customary conditions, including, without limitation, (i) the approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote (the “Company Stockholder Approval”) at the Company stockholders meeting to approve the Merger (the “Company Stockholder Meeting”); (ii) the receipt of approvals, or the expiration or termination of waiting periods under, certain regulatory laws or from certain regulatory authorities (including the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval under the competition law of Ireland and approvals of the Financial Industry Regulatory Authority, the United Kingdom’s Financial Conduct Authority, the Central Bank of Ireland and Luxembourg’s Commission de Surveillance du Secteur Financier); and (iii) the absence of any judgment, order, injunction, ruling or decree, preliminary, temporary or permanent, or other legal restraint or prohibition and no action, proceeding, binding order or determination by any governmental entity, preventing or otherwise making illegal the consummation of the Merger. Each party’s obligation to consummate the Merger is subject to certain other conditions, including (a) the accuracy of the other party’s representations and warranties and (b) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (in each case, subject to certain qualifications).

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants, including with respect to, among other things, the operation of the business of the Company and its subsidiaries prior to the closing, convening and holding the Company Stockholder Meeting and, subject to certain customary exceptions, recommending that the Company’s stockholders vote to adopt the Merger Agreement and approve the Merger at the Company Stockholder Meeting. In addition, the Merger Agreement contains a customary “no shop” provision that, in general, prohibits the Company’s soliciting alternative acquisition proposals and, subject to a customary “fiduciary out” exception, providing non-public information in connection with, and engaging in discussions or negotiations regarding, unsolicited alternative acquisition proposals.

The Merger Agreement contains certain customary termination rights for the Company and Parent. Subject to certain limitations, the Merger Agreement may be terminated by either Parent or the Company if (i) the Merger is not consummated on or before six (6) months after the signing date, which is subject to extension for an additional four (4) months by either party if all conditions are satisfied other than regulatory approvals (the “End Date”), (ii) upon the issuance by any governmental entity of a legal restraint making the transactions illegal which is final and non-appealable and (iii) if the Company Stockholder Approval is not obtained at the Company Stockholder Meeting or any adjournment or postponement thereof at which the vote was taken. In addition, (a) Parent may terminate the Merger Agreement prior to the Company Stockholder Meeting in the event that the Company’s board of directors fails to make, withdraws, qualifies or modifies (or agrees to do any of the foregoing with respect to) its recommendation that its stockholders approve and adopt the Merger Agreement (an “Adverse Recommendation Change”) and (b) subject to certain rights of Parent, following receipt of a Superior Proposal (as defined in the Merger Agreement) the Merger Agreement may be terminated by the Company prior to receipt of the Company Stockholder Approval, in order to enter into a definitive written agreement providing for such Superior Proposal.

Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal, and as a result of the Company’s board of directors making an Adverse Recommendation Change prior to the receipt of the Company Stockholder Approval, the Company will be required to pay Parent a termination fee of $165,000,000.

Further, if the Merger Agreement is terminated because the Merger is not consummated by the End Date or if the Company Stockholder Approval has not been obtained and prior to such termination but after the date of the Merger Agreement an alternative acquisition proposal shall have been made by a third party to the Company or publicly announced or shall have been made directly to the Company’s stockholders, and within 9 months after the date of such termination the Company consummates certain alternative acquisition proposals, enters into an agreement to consummate certain alternative acquisition proposals or recommends certain alternative acquisition proposals, then the Company shall be obligated to pay the termination fee of $165,000,000.

Parent has secured committed debt financing from two banks of international reputation providing Parent with sufficient cash, together with other sources of funds immediately available to Parent, to consummate the Merger, pay all related fees and expenses with respect to the Merger, and repay the Company’s indebtedness required to be repaid at closing. Parent has agreed to use reasonable best efforts to obtain the financing; however, consummation of the Merger is not conditioned on Parent or Merger Sub obtaining any equity or debt financing. The Company will perform any obligations under the Company Notes (as defined in the Merger Agreement) arising out of the consummation of the Merger, including delivering the notice of a control event to the holders, using reasonable best efforts, as directed by Parent, to obtain certain amendments and sending an irrevocable notice of redemption on the closing date.

The representations, warranties, covenants and agreements of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by (a) except for certain representations and warranties, certain matters set forth in the Company’s filings with the Securities and Exchange Commission on or after January 1, 2015 and prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement; (iii) are subject to certain materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors and (iv) were made only as of the date of the Merger Agreement and, in the event that the closing occurs, as of the date of the closing, or such other date as is specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

On January 11, 2018 the Company and Parent issued a joint press release announcing that they entered into the foregoing transaction. A copy of the joint press release is filed as Exhibit 99.1 hereto and incorporated by reference.

Important Additional Information and Where to Find It

In connection with the proposed merger, DST Systems, Inc. (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at www.dstsystems.com or by contacting Investor Relations by directing a request to the Company, Attention: Investor Relations, 333 W. 11th, 5th Floor, Kansas City, MO 64105, or by calling (816)435-4925.

Participants in the Merger Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. the Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2017, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 28, 2017. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.dstsystems.com.

Cautionary Statement Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; and (11) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: the effects of competition in the businesses in which the Company operates; changes in customer demand and the Company’s ability to provide products and services on terms that are favorable to it; and the impacts of breaches or potential breaches of network, information technology or data security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of January 11, 2018, by and among DST Systems, Inc., SS&C Technologies Holdings, Inc. and Diamond Merger Sub, Inc.

99.1	Joint Press Release, dated January 11, 2018.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Merger Agreement (identified therein) have been omitted from this Report and will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DST Systems, Inc.

By:	/s/ Gregg Wm. Givens

Name:	Gregg Wm. Givens
Title:	Chief Financial Officer
Date:	January 11, 2018